Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of (i) our report dated February 10, 2007 (June 28, 2007, as to Notes 12 and 15), relating to the financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for stock-based compensation to conform to Statement of Financial Accounting Standards No. 123R, Share-Based Payment) of Valassis Communications, Inc. appearing in the Current Report on Form 8-K of Valassis Communications, Inc. dated June 28, 2007, and (ii) our report on internal control over financial reporting dated February 10, 2007, appearing in the Annual Report on Form 10-K of Valassis Communications, Inc. as amended by Amendment No. 1 on Form 10-K/A for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Detroit, Michigan
June 28, 2007